As filed with the Securities and Exchange Commission on February 6, 2012

Registration No. 333-177951

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUEFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3612110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

42 West 39th Street

New York, NY 10018

(212) 944-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Joseph C. Park

Chief Executive Officer

Bluefly, Inc.

42 West 39th Street

New York, NY 10018

(212) 944-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Richard Goldberg, ESQ.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036-6797

(212) 698-3500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			maximum	maximum
	Amount to		price per	aggregate	Amount of
Title of each class of	be		unit or	offering	registration
securities to be registered	registered		share(1)	price(1)	Fee(2)

Common Stock, $.01 par value	3,666,665	*	$2.24	$8,213,330	$941

*	Pursuant to Rule 416, this registration statement also covers an indeterminate amount of additional securities of Bluefly, Inc. as may be issuable as a result of stock splits, stock dividends or similar transactions.

(1)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high ($2.25) and low ($2.23) prices of the Common Stock on November 8, 2011 as reported on the Nasdaq Capital Market.

(2)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 6, 2012

Prospectus

3,666,665 Shares of

Common Stock

Bluefly, Inc.

This prospectus relates to the resale, from time to time, of up to 3,666,665 shares of our common stock, par value $0.01 per share, which we refer to in this Prospectus as our “Common Stock” by the selling stockholders listed in this prospectus under the section “Selling Stockholders.”

The selling stockholders may sell the shares of Common Stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares by the selling stockholders. See the section entitled “Use of Proceeds” on page 11 of this prospectus.

Our Common Stock is traded on the NASDAQ Capital Market under the trading symbol “BFLY”. The last reported sale price of our Common Stock on the NASDAQ Capital Market on February 3, 2012 was $2.15.

The shares offered in this prospectus involve a high degree of risk.  See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus and any “free writing prospectus” that we authorize to be delivered to you. We and the selling stockholders have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference in this prospectus and any such “free writing prospectus.” If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus and any such “free writing prospectus” is accurate only as of their respective dates. Our business, prospects, financial condition and results of operations may have changed since those dates.

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Special Note Regarding Forward Looking Statements

This prospectus and the documents incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from the forward-looking statements (“Cautionary Statements”). The risks and uncertainties include, but are not limited to, those matters addressed in this prospectus under the caption “Risk Factors” and elsewhere in this prospectus and in the incorporated documents. Such developments could have a material adverse impact on our financial position and our results of operations. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Incorporation of Certain Documents by Reference” in this prospectus. All references to “we,” “our,” “us,” “Bluefly” and the “Company” refer to Bluefly, Inc., a Delaware corporation, and its predecessors and subsidiaries. This prospectus contains forward-looking statements, which involve risks and uncertainties.

The Company

Bluefly, Inc. is a leading online retailer of designer brands, fashion trends and superior value. During 2010, we offered over 50,000 different styles for sale in categories such as men’s, women’s and accessories from over 350 brands at discounts up to 75% off retail value. We launched the Bluefly.com Web site in September 1998. Since its inception, www.bluefly.com has served over one and a half million customers.

Recent Developments

On February 2, 2012, we announced that Joseph C. Park, previously Chief Operating Officer, had been promoted to Chief Executive Officer, effective immediately, replacing Melissa Payner-Gregor, who resigned as Chief Executive Officer and a member of the Company’s Board of Directors. Mr. Park also replaced Ms. Payner-Gregor on the Board of Directors.

On September 7, 2011, which we refer to in this Prospectus as the “Closing Date”, the Company entered into a Securities Purchase Agreement with the selling stockholders in this Prospectus (whom we refer to in this Prospectus as the “Purchasers”) pursuant to which the Company sold to the Purchasers 3,666,665 newly issued shares of our Common Stock, in a transaction exempt from registration under the Securities Act, for an aggregate purchase price of $6,600,000, or $1.80 per share. The price per share was equal to the closing bid price for the Common Stock, as reported on Nasdaq on the Closing Date. We are registering the shares covered by this Prospectus to satisfy our registration obligations under a registration rights agreement entered into in connection with this sale.

Corporate Information

We were organized as a corporation under the laws of the State of Delaware in October 2000. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “BFLY.” Our principal executive offices are located at 42 West 39th Street, New York, NY 10018, and our telephone number is (212) 944-8000. Our Internet address is www.bluefly.com. We make available, free of charge, through our Web site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The contents of our website are not part of this prospectus and should not be relied upon with respect to this offering.

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RISK FACTORS

A purchase of our shares of Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should be aware that there are various risks, including those described below, which could affect the value of your investment in the future. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. The risk factors described in this section, as well as any cautionary language in this prospectus and the documents incorporated by reference herein, provide examples of risks, uncertainties and events that could have a material adverse effect on our business, including our operating results and financial condition. This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. These risks could cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision.

Risks Related To Our Business

We Have A History Of Losses And Losses May Continue In The Future. As of September 30, 2011, we had an accumulated deficit of $156,305,000. We incurred net losses of $1,278,000, $1,032,000 and $2,494,000 for the first, second and third quarters of 2011, respectively. We have incurred negative cash flows and cumulative net losses since inception. See “Risk Factors – The Continuing Unfavorable General Economic Environment Could Have an Adverse Effect on Our Operating Results.”

Rho, Soros, Maverick, And Prentice Each Own A Large Amount Of Our Stock And Therefore Can Exert Significant Influence Over Our Management And Policies. As of February 3, 2012, Rho Ventures VI, LP (which we refer to this Prospectus as “Rho”) owned approximately 41% of our Common Stock, the Soros Parties (which consists of SFM Domestic Investments, LLC and is referred to in this Prospectus as “SFMD” and Quantum Industrial Partners LDC which we refer to in this Prospectus as “QIP”, collectively referred to as the “Soros Parties”) owned approximately 23% of our Common Stock, the Maverick Funds (which consists of Maverick Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd. and is collectively referred to in this Prospectus as the “Maverick Funds”) owned approximately 13% of our Common Stock and Prentice Consumer Products, LP (which we refer to in this Prospectus as “Prentice”) owned approximately 12% of our Common Stock. We entered into an Amended and Restated Voting Agreement with Rho, the Soros Parties, the Maverick Funds and Prentice (the “Voting Agreement”), pursuant to which Rho and the Soros Parties each have the right to designate two designees to our Board, and the Maverick Funds and Prentice each have the right to designate one designee to our Board, in each case, subject to minimum ownership thresholds and compliance with applicable rules of the Nasdaq Stock Market LLC. The Voting Agreement also provides that one designee of each of Rho, the Soros Parties, the Maverick Funds and Prentice have the right to serve on each committee of our Board. If we establish an Executive Committee, a designee of each of Rho, the Soros Parties, the Maverick Funds and Prentice will be entitled to serve on such committee.

In view of their large percentage of ownership, Rho, the Soros Parties, the Maverick Funds and Prentice each have the ability to exert significant influence over our management and policies, such as the election of our directors, the appointment of new management and the approval of any other action requiring the approval of our stockholders, including any amendments to our certificate of incorporation, a sale of all or substantially all of our assets or a merger or a going private transaction.

The Continuing Unfavorable General Economic Environment Could Have An Adverse Effect On Our Operating Results. Our business, prospects, financial condition and results of operations has been, and may continue to be, negatively affected by unfavorable general economic conditions. These conditions have affected our business as our business is dependent on consumer demand for our products. If the general economic environment continues to be unfavorable, there will likely be a negative effect on our net sales and earnings for the current fiscal year and continuing into fiscal 2012. See “Risk Factors – We Will Be Subject To Cyclical Variations In The Apparel And E-Commerce Markets.”

Our Lender Has Liens On Substantially All Of Our Assets And Could Foreclose In The Event That We Default Under Our Credit Facility. Under the terms of our credit facility, our lender has a first priority lien on substantially all of our assets, including our cash balances. If we default under the credit facility, our lender would be entitled to, among other things, foreclose on our assets (whether inside or outside a bankruptcy proceeding) in order to satisfy our obligations under the credit facility.

Our Ability To Maintain And Pay Our Indebtedness Under Our Credit Facility Is Dependent Upon Meeting Our Business Plan. We are required to pay interest under our credit facility on a monthly basis. Assuming we meet our business plan, we will be able to pay our interest as required. To a certain extent, however, our ability to meet our business plan, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, and therefore there can be no assurance that based on our business plan we will generate sufficient cash flow from operations to enable us to pay our indebtedness under the credit facility and maintain our minimum availability requirement throughout the term of the credit facility. If we fall short of our

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business plan and are unable to raise additional capital, we could default under our credit facility. In the event of a default under the credit facility, our lender would be entitled, among other things, to foreclose on our assets (whether inside or outside a bankruptcy proceeding) in order to satisfy our obligations under the credit facility. See “Risk Factors – Our Lender Has Liens On Substantially All Of Our Assets And Could Foreclose In The Event That We Default Under Our Credit Facility.”

If We Are Not Accurate In Forecasting Our Revenues, We May Be Unable To Adjust Our Operating Plans In A Timely Manner. Because our business has not yet reached a mature stage, it is difficult for us to forecast our revenues accurately. We base our current and future expense levels and operating plans on expected revenues, but in the short-term, significant portion of our expenses are fixed. Accordingly, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our operating results in some future quarter to fall below the expectations of securities analysts and investors. In that event, the trading price of our Common Stock could decline significantly. In addition, any such unexpected revenue shortfall could significantly affect our short-term cash flow and our net worth, which could require us to seek additional financing and/or cause a default under our credit facility. See “Risk Factors – Our Ability To Maintain And Pay Our Indebtedness Under Our Credit Facility Is Dependent Upon Meeting Our Business Plan.”

Our Marketing Initiatives May Not Be Successful. Our success depends on our ability to attract customers on cost-effective terms. We have relationships with online services, search engines, and other web sites and e-commerce businesses to provide other links to direct customers to our Web Site. Such services are expensive and may not result in the cost effective acquisition of customers. We are relying on the online and offline marketing initiatives as a source of traffic to our Web Site and new customers. If these initiatives are not successful, our results of operations will be adversely affected.

We Purchase A Substantial Portion Of Our Inventory From One Supplier.  During the nine months ended September 30, 2011 and in fiscal years 2010 and 2009, we purchased approximately 37%, 42% and 31% of our inventory from one supplier, respectively.  Should our relationship with this supplier deteriorate or terminate, or should this supplier lose some or all of its access to the products that we purchase from it, our performance could be adversely affected.  Under such circumstances, we would be required to seek alternative sources of supply for these products, and there can be no assurance that we would be able to obtain such products from alternative sources on the same terms, or at all.  A failure to obtain such products on favorable terms could have an adverse effect on our net sales and/or gross profit margin percentage.

We Do Not Have Long Term Contracts With Our Vendors And Therefore The Availability Of Merchandise Is At Risk. We do not have any agreements controlling the long-term availability of merchandise or the continuation of particular pricing practices. Our contracts with suppliers typically do not restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. In addition, in order to entice new vendors to open up relationships with us, we sometimes are required to either make prepayments or agree to shortened payment terms. Our ability to develop and maintain relationships with reputable suppliers and obtain high quality merchandise is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected. See “Risk Factors - Brand Owners Could Establish Procedures to Limit Our Ability to Purchase Products Indirectly” and “Risk Factors – We Purchase a Substantial Portion of Our Inventory from One Supplier.”

Unexpected Changes In Fashion Trends Could Cause Us To Have Either Excess Or Insufficient Inventory. Fashion trends can change rapidly, and our business is highly sensitive to such changes. There can be no assurance that we will accurately anticipate shifts in fashion trends and adjust our merchandise mix to appeal to changing consumer tastes in a timely manner. If we misjudge the market for our products or are unsuccessful in responding to changes in fashion trends or in market demand, we could experience insufficient or excess inventory levels or higher markdowns, either of which would have a material adverse effect on our business, prospects, financial condition and results of operations.

We Will Be Subject To Cyclical Variations In The Apparel And E-Commerce Markets. The apparel industry historically has been subject to substantial cyclical variations. The unfavorable general economic conditions have affected retailers especially hard. Declines, whether real or perceived, in economic conditions or prospects could adversely affect consumer spending habits and, therefore, have a material adverse effect on our net sales, cash flow and results of operations. Alternatively, any improvement, whether real or perceived, in economic conditions or prospects could adversely impact our ability to acquire merchandise and, therefore, have a material adverse effect on our business, prospects, financial condition and results of operations, as our supply of merchandise is dependent on the inability of designers and retailers to sell their merchandise in full-price venues. See “Risk Factors – We Do Not Have Long Term Contracts With Our Vendors And Therefore The Availability Of Merchandise Is At Risk.”

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We Purchase Product From Some Indirect Supply Sources, Which Increases Our Risk of Litigation Involving The Sale Of Non-Authentic Or Damaged Goods. We purchase merchandise both directly from brand owners and indirectly from retailers and third party distributors. The purchase of merchandise from parties other than the brand owners increases the risk that we will mistakenly purchase and sell non-authentic or damaged goods, which could result in potential liability under applicable laws, regulations, agreements and orders. Moreover, any claims by a brand owner, with or without merit, could be time consuming, result in costly litigation, generate bad publicity for us, and have a material adverse impact on our business, prospects, financial condition and results of operations.

Security Breaches To Our Systems And Database Could Cause Interruptions To Our Business And Impact Our Reputation With Customers, And We May Incur Significant Expenses To Protect Against Such Breaches. A fundamental requirement for online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms we use to protect customer transaction and personal data contained in our customer database. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. In order to guard against such compromise of our security measures, our expenses may include organizational changes, deploying additional personnel and protection technologies, training employees, and engaging third party experts and consultants. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation with customers, thereby affecting our long-term growth prospects. In addition, we may be required to expend significant capital and other resources to protect against such security breaches or to remediate problems caused by such breaches. Remediation costs may include liability for stolen assets or information and repairing system damage that may have been caused. Remediation costs may also include incentives offered to customers or other business partners in an effort to maintain the business relationships after an attack. We may also suffer lost sales or loss of customers and reputational damage from a compromise of our security measures.

Brand Owners Could Establish Procedures To Limit Our Ability To Purchase Products Indirectly. Brand owners have implemented, and are likely to continue to implement, procedures to limit or control off-price retailers’ ability to purchase products indirectly. In addition, several brand owners in the U.S. have distinctive legal rights rendering them the only legal importer of their respective brands into the U.S. If we acquire such product indirectly from distributors and other third parties who may not have complied with applicable customs, laws and regulations, such goods could be subject to seizure from our inventory by U.S. Customs Service, and the importer may have a civil action for damages against us. See “Risk Factors - We Do Not Have Long Term Contracts With Our Vendors And Therefore The Availability Of Merchandise Is At Risk.”

We Are Heavily Dependent On Third Party Relationships, And Failures By A Third Party Could Cause Interruptions To Our Business. We are heavily dependent upon our relationships with our fulfillment operations provider, third party call center and Web hosting provider, delivery companies like UPS and the United States Postal Service, and credit card processing companies such as Litle, Paypal and Cybersource to service our customers' needs. To the extent that there is a slowdown in mail service or package delivery services, whether as a result of labor difficulties, terrorist activity or otherwise, our cash flow and results of operations would be negatively impacted during such slowdown, and the results of such slowdown would have a long-term negative effect on our reputation with our customers. The failure of our fulfillment operations provider, third party call center, credit card processors or Web hosting provider to properly perform their services for us would cause similar effects.

We Are In Competition With Companies Much Larger Than Ourselves. E-commerce generally and, in particular, the online retail apparel and fashion accessories market, is a dynamic, high-growth market and is rapidly changing and intensely competitive. Our competition for customers comes from a variety of sources including:

•	existing land-based, full price retailers, that are using the Internet to expand their channels of distribution;

•	less established online companies;

•	internet sites;

•	traditional direct marketers; and

•	traditional off-price retail stores, which may or may not use the Internet to grow their customer base.

Competition in our industry has intensified, and we expect this trend to continue as the list of our competitors grows. Many of our competitors and potential competitors have longer operating histories, significantly greater resources, greater brand name recognition and more firmly established supply relationships. We believe that the principal competitive factors in our market include:

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•	brand recognition;

•	merchandise selection;

•	price;

•	convenience;

•	customer service;

•	order delivery performance; and

•	Web Site features.

There can be no assurance that we will be able to compete successfully against competitors and future competitors, and competitive pressures faced by us could force us to increase expenses and/or decrease our prices at some point in the future.

We Need To Further Establish Brand Name Recognition. We believe that further establishing, maintaining and enhancing our brand is a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services, many of which already have well established brands in online services or the retail apparel industry generally, increases the importance of establishing and maintaining brand name recognition. Promotion of our Web Site will depend largely on our success in providing a high quality online experience supported by a high level of customer service, which cannot be assured. In addition, to attract and retain online users, and to promote and maintain our Web Site in response to competitive pressures, we may find it necessary to increase substantially our advertising and marketing expenditures. If we are unable to provide high quality online services or customer support, or otherwise fail to promote and maintain our Web Site, or if we incur excessive expenses in an attempt to promote and maintain our Web Site, our long-term growth prospects would be materially adversely affected.

There Can Be No Assurance That Our Technology Systems Will Be Able To Handle Increased Traffic; Implementation Of Changes To Web Site. The satisfactory performance, reliability and availability of our Web Site, transaction processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our net sales depend on the number of visitors who shop on our Web Site and the volume of orders we can handle. Unavailability of our Web Site or reduced order fulfillment performance would reduce the volume of goods sold and could also adversely affect consumer perception of our brand name. We may experience periodic system interruptions from time to time. If there is a substantial increase in the volume of traffic on our Web Site or the number of orders placed by customers, we will be required to expand and upgrade further our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Web Site or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our Web Site, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the online commerce industry. Accordingly, we redesign and enhance various functions on our Web Site on a regular basis, and we may experience instability and performance issues as a result of these changes.

We May Be Subject To Higher Return Rates. We recognize that purchases of apparel and fashion accessories over the Internet may be subject to higher return rates than traditional store-bought merchandise. We have established a liberal return policy in order to accommodate our customers and overcome any hesitancy they may have with shopping via the Internet. As a result, our reserve for returns and credit card chargebacks for the third quarter of 2011, fiscal 2010 and 2009, our reserve for returns and credit card chargebacks has been 37.9%, 38.7% and 37.8%, respectively, of gross sales. If return rates are higher than expected, our business, prospects, financial condition, cash flows and results of operations could be materially adversely affected.

Our Success Is Largely Dependent Upon Our Executive Personnel. We believe our success will depend to a significant extent on the efforts and abilities of our executive personnel. In particular, we rely upon their strategic guidance, their relationships and credibility in the vendor and financial communities and their ability to recruit key operating personnel. Our current employment agreements, with our Chief Executive Officer and Chief Financial Officer run through June 2014 and January 2013, respectively, and our agreement with our SVP of eCommerce runs through September 2012. However, there can be no assurance that any of them will not terminate their employment earlier. The loss of the services of any of our executive officers could have a material adverse effect on our credibility in the vendor communities and our ability to recruit new key operating personnel.

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Our Success Is Dependent Upon Our Ability To Attract New Key Personnel. Our operations will also depend to a great extent on our ability to attract new key personnel with relevant experience and retain existing key personnel in the future. The market for qualified personnel is extremely competitive. Our failure to attract additional qualified employees could have a material adverse effect on our prospects for long-term growth.

We May Be Liable For Infringing The Intellectual Property Rights Of Others. Third parties may assert infringement claims against us. From time to time in the ordinary course of business, we have been, and we expect to continue to be, subject to claims alleging infringement of the trademarks, patents and other intellectual property rights of third parties. These claims and any resulting litigation, if it occurs, could subject us to significant liability for damages. In addition, even if we prevail, litigation could be time-consuming and expensive and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims unless we are able to enter into agreements with the third parties making these claims.

We May Be Liable For Product Liability Claims. We sell products manufactured by third parties, some of which may be defective. If any product that we sell were to cause physical injury or injury to property, the injured party or parties could bring claims against us as the retailer of the product. Our insurance coverage may not be adequate to cover every claim that could be asserted. If a successful claim were brought against us in excess of our insurance coverage, it could have a material adverse effect on our cash flow and on our reputation with customers. Unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business.

We Cannot Guarantee The Protection Of Our Intellectual Property. Our intellectual property is critical to our success, and we rely on trademark, copyright, domain names and trade secret protection to protect our proprietary rights. Third parties may infringe or misappropriate our trademarks or other proprietary rights, which could have a material adverse effect on our business, prospects, results of operations or financial condition. While we enter into confidentiality agreements with our employees, consultants and strategic partners and generally control access to and distribution of our proprietary information, the steps we have taken to protect our proprietary rights may not prevent misappropriation. We are pursuing registration of various trademarks, service marks and domain names in the United States and abroad. Effective trademark, copyright and trade secret protection may not be available in every country, and there can be no assurance that the United States or foreign jurisdictions will afford us any protection for our intellectual property. There also can be no assurance that any of our intellectual property rights will not be challenged, invalidated or circumvented. Moreover, even to the extent that we are successful in defending our rights, we could incur substantial costs in doing so.

Our Business Could Be Harmed By Consumers' Concerns About The Security Of Transactions Over The Internet. Concerns over the security of transactions conducted on the Internet and commercial online services, the increase in identity theft and the privacy of users may inhibit the growth of the Internet and commercial online services, especially as a means of conducting commercial transactions. Moreover, although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate such fraud or breaches could have a material adverse effect on our business, prospects, financial condition and results of operations.

We Face Legal Uncertainties Relating To The Internet In General And To Our Industry In Particular And May Become Subject To Costly Government Regulation. We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, it is possible that laws and regulations may be adopted that would apply to the Internet and other online services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may increase our cost of doing business and/or decrease the demand for our products and services and increase our cost of doing business.

The applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and online commerce could also increase our cost of doing business. In addition, some of the products we sell, including the prescription eyewear products that we are selling through our Eyefly subsidiary, may be subject to federal, state or foreign regulation. If we were alleged to have violated federal, state or foreign, civil or criminal law, we could face material liability and damage to our reputation and, even if we successfully defend any such claim, we would incur significant costs in connection with such defense.

We Face Uncertainties Relating To Sales And Other Taxes. We are not currently required to pay sales or other similar taxes in respect of shipments of goods into states other than Colorado, Illinois, New York and Ohio. However, state taxation laws and

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regulations may change in the future, and one or more states may seek to impose sales tax collection obligations on out-of-state companies, such as us, that engage in online commerce. In particular, certain states have recently enacted or are considering enacting laws, which would require an e-commerce retailer to collect sales tax on sales to customers in that state if it uses any marketing affiliates in such states. The enactment of any such law in any state will require us to either collect sales tax from customers in such state (which could decrease customer demand) or to stop using marketing affiliates in such state (which could have a negative impact on our marketing efforts). In addition, any new operation in states outside Colorado, Illinois, New York and Ohio could subject shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign country that the sale of merchandise by us is subject to sales or other taxes, could subject us to material liabilities and, to the extent that we pass such costs on to our customers, could decrease our sales.

Our Ability To Utilize Our Net Operating Loss Carryforwards May Be Limited. Our federal net operating loss carryforwards are subject to limitation on how much may be utilized on an annual basis. The use of the net operating loss carryforwards may have additional limitations resulting from certain future ownership changes or other factors pursuant to Section 382 of the Internal Revenue Code (the “Code”), including the consummation of the sale of 3,666,665 Shares of our Common Stock to the Purchasers, which made us vulnerable to an ownership change for purposes of Section 382 of the Code. Transfers of shares by shareholders who own 5% or more of our outstanding common stock could also have the effect of limiting our ability to utilize our net operating loss carryforwards. We have not performed a recent analysis of our ownership changes under Section 382 of the Code. If our net operating loss carryforwards are further limited, and we have taxable income which exceeds the available net operating loss carryforwards for that period, we would incur an income tax liability even though net operating loss carryforwards may be available in future years prior to their expiration, which may adversely affect our future financial position, results of operations and cash flows.

Risks Related To Our Common Stock

The Holders Of Our Common Stock May Be Adversely Affected By The Rights Of Holders Of Preferred Stock That May Be Issued In The Future. Our Board has the authority to issue up to 1,000,000 shares of preferred stock, and to determine the price, rights, preferences and restrictions, including voting rights, of those shares, without any further vote or action by the stockholders. Accordingly, our Board is empowered, without approval of the holders of Common Stock, to issue preferred stock, for any reason and at any time, with such rates of dividends, redemption provisions, liquidation preferences, voting rights, conversion privileges and other characteristics as it may deem necessary or appropriate. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

Future Sales Of Our Common Stock May Cause Our Stock Price To Decline. Our principal stockholders and affiliated entities hold a substantial number of shares of our Common Stock that they are able to sell in the public market. Subject to prospectus delivery requirements, where applicable, the shares covered by the registration statement of which this prospectus is part will also be available for public sale. Sales by our current stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our Common Stock.

The Trading Price Of Our Common Stock Has Been Volatile And Is Likely To Be Volatile In The Future. Historically, the market price of our Common Stock has fluctuated significantly. In addition to those risks described earlier in this section, the market price of our Common Stock can be expected to fluctuate significantly in response to numerous other factors, many of which are beyond our control. If the market for retail stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our Common Stock might also decline in reaction to events that affect other companies in our industry or the stock market generally even if these events do not directly affect us. Each of these factors, among others, could cause our stock price to decline. Some companies that have had volatile market prices for their securities have had securities class actions filed against them. If a suit were filed against us, regardless of its merits or outcome, it could result in substantial costs and divert management’s attention and resources.

We Do Not Currently Intend To Pay Dividends On Our Common Stock And, Consequently, Your Ability To Achieve A Return On Your Investment Will Depend On Appreciation In The Price Of Our Common Stock. We have never declared or paid any cash dividends on our Common Stock and do not currently intend to do so for the foreseeable future. In addition, our credit facility with Wells Fargo Retail Finance, LLC restricts our ability to pay cash dividends. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your Common Stock for the foreseeable future and the success of an investment in shares of our Common Stock will depend upon any future appreciation in its value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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USE OF PROCEEDS

The proceeds from the sale of the Common Stock offered pursuant to this prospectus are solely for the account of the selling stockholders. Accordingly, we will not receive any proceeds from the sale of the shares from the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information regarding the ownership of our Common Stock by the selling stockholders in this offering. The selling stockholders acquired the shares being offered by them under this prospectus from us pursuant to the Securities Purchase Agreement. The foregoing shares were issued in a transaction exempt from registration under Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.

We do not know when or in what amounts the selling stockholders may offer shares for sale. We currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale by the selling stockholders of any of the shares covered by this prospectus. The selling stockholders may sell any or all of the shares offered by this prospectus. Accordingly, for purposes of the following table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the selling stockholders may change over time.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their shares of Common Stock. Percentage of beneficial ownership is based on 28,290,898 shares of Common Stock outstanding as of January 11, 2012.

	Shares Beneficially
	Owned Prior				Shares Beneficially Owned
	To The Offering			Number of Shares	After The Offering(6)
Name of Address of Beneficial Owner	Number		Percentage	Offered	Number		Percentage

Funds Affiliated with Rho Ventures(1)	11,601,306		41.0%	2,777,777	8,823,529		31.2%
Quantum Industrial Partners LDC(2)	6,514,156	(3)	23.0%	555,555	5,958,601	(5)	21.0%
Prentice Consumer Partners, LP(4)	3,371,959		11.9%	333,333	3,038,626		10.7%
TOTAL	21,487,421		75.9%	3,666,665	17,820,756		62.9%

(1)	Rho Capital Partners, LLC and RMV VI, LLC (which we refer to in this prospectus as RMV) are Delaware limited liability companies. Rho is a Delaware limited partnership. Rho is a private investment fund engaged in the business of acquiring, holding and disposing of investments in various companies. RMV is the general partner of Rho. Rho Capital Partners, LLC is the managing member of RMV. Messrs. Habib Kairouz, Joshua Ruch and Mark Leschly are the managing members of Rho Capital Partners, LLC. Each of Messrs. Kairouz, Ruch and Leschly disclaims beneficial ownership of any of these securities held by Rho Capital Partners, LLC, RMV and Rho. The address of Rho Capital Partners, LLC, RMV and Rho is 152 West 57th Street, 23rd Floor, New York, NY 10019. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

(2)	QIP is an exempted limited duration company formed under the laws of the Cayman Islands with its principal address at Kaya Flamboyan 9, Willemstad, Curacao. QIH Management Investor, L.P. (“QIHMI”), an investment advisory firm organized as a Delaware limited partnership, is a minority shareholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company (“QIH Management”). Soros Fund Management, LLC, a Delaware limited liability company, is the sole managing member of QIH Management. The above table excludes 193,909 shares of Common Stock and 1,115 shares of Common Stock issuable upon the exercise of warrants held in the name of SFMD. Mr. George Soros may be deemed to have shared voting power and sole investment power with respect to the QIP Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFMD and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

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(3)	Represents 6,480,070 shares of Common Stock and 34,086 shares of Common Stock issuable upon the exercise of warrants held in the name of QIP. Excludes options held by Mr. David Wassong, one of the Company’s directors designated to the Board by Soros held for the benefit of QIP.

(4)	Prentice Capital Management, LP is the investment manager of Prentice Consumer Partners, LP and has investment and voting power with respect to the securities held by Prentice Consumer Partners, LP. Mr. Michael Zimmerman is the managing member of the general partner of Prentice Capital Management, LP. Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities, except to the extent of their pecuniary interest therein. The address of each of Prentice Consumer Partners, LP, Prentice Capital Management, LP and Mr. Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(5)	Represents 5,924,515 shares of Common Stock and 34,086 shares of Common Stock issuable upon the exercise of warrants held in the name of QIP. Excludes options held by Mr. David Wassong, one of the Company’s directors designated to the Board by Soros held for the benefit of QIP.

(6)	Assuming all shares being offered pursuant to this prospectus are sold.

Material Relationships with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary – Recent Developments,” in September 2011, we entered into a Securities Purchase Agreement with the selling stockholders pursuant to which we sold 3,666,665 shares of our Common Stock to the Purchasers.

In connection with an earlier private placement of our securities, we and the Soros Parties, Prentice, the Maverick Funds and Rho (collectively, the “Existing Stockholders”) have previously entered into a Registration Rights Agreement, dated December 21, 2009 (the “Prior Agreement”).

In connection with the Securities Purchase Agreement, on September 7, 2011, we and the Existing Stockholders agreed to amend and restate the Prior Agreement (the “Amended and Restated Registration Rights Agreement”) to among other things (i) grant the Purchasers registration rights, with respect to the shares subject to this prospectus, equivalent to those provided under the Prior Agreement, which includes (a) granting Rho piggy-back registration rights applicable in certain circumstances upon an underwritten offering by us and the right to two demand registrations and (b) terminate all registration rights previously granted by us to the Existing Stockholders and replace such registration rights with piggy-back registration rights applicable in certain circumstances upon an underwritten offering by us and, in the case of the Soros Parties, the right to two demand registrations in addition to such piggy-back registration rights, (ii) use its commercially reasonable best efforts to file, and maintain the effectiveness of the shelf registration statement of which this prospectus forms a part of, and (iii) subject to the receipt of stockholder approval therefore (the “Stockholder Approval Condition”), issue warrants (the “Penalty Warrants”) to the Purchasers under certain circumstances relating to the unavailability of a registration statement, and to register the shares underlying the Penalty Warrants.

We have agreed to file a proxy statement or information statement relating to the Stockholder Approval Condition not later than December 31, 2012 and to recommend to our stockholders that the Stockholder Approval Condition be satisfied by the stockholders entitled to vote thereon.  If this prospectus is declared effective by May 13, 2012, we will not be required to issue the Penalty Warrants, which would eliminate the Stockholder Approval Condition.

The Purchasers and the Maverick Funds also entered into a Lock-up and Support Agreement providing that, in any circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Stockholder Approval Condition, each will vote the shares held by it, other than the Shares acquired under the Securities Purchase Agreement, in favor of the ballot item necessary to satisfy the Stockholder Approval Condition.

The Purchasers also agreed in the Lock-up and Support Agreement that, subject to certain exceptions, they will not, for a period of 365 days following the Closing Date, among other things, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to, any shares of capital stock (such restrictions being referred to herein as the “Lock-Up Restrictions”). The Maverick Funds agreed to be subject to the Lock-up Restrictions for a period of 90 days following the Closing Date with respect to all of the shares owned by the Maverick Funds on the Closing Date and for an additional 90 days with respect to half of the shares owned by the Maverick Funds on the Closing Date.

Each director and our chief executive officer and chief financial officer also agreed to enter into a Lock-up Agreement with us and the Purchasers pursuant to which they agreed to be subject to the Lock-up Restrictions for a period of 365 days following the Closing Date.

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Also, in connection with the Prior Agreement, we entered into an Amended and Restated Voting Agreement (the “Voting Agreement”) with the Existing Stockholders.  Pursuant to the terms of the Voting Agreement, Rho and the Soros Parties each have the right to nominate two members to the Board and the Maverick Funds and Prentice each have the right to nominate one member to the Board, in each case subject to minimum ownership thresholds and compliance with applicable rules of The Nasdaq Stock Market LLC requiring Board representation to be proportional to stock ownership.  Each of Rho, the Soros Parties, Prentice and the Maverick Funds are entitled to have one director designated by them serve on any committee of the Board, subject to applicable law, rules and regulations (including stock exchange regulations), and to have each of their director designees under the Voting Agreement serve on any executive committee of the Board.

Rho has nominated Habib Kairouz to serve as its designee to the Board, and Mr. Kairouz was elected to the Board in 2009.  Rho is entitled to designate one additional director to the Board but has not yet done so.  The Soros Parties have designated Mr. David Wassong and are also entitled to designate one additional director to the Board, but have not yet done so since the departure of Mr. Neil Moszkowski in 2010, whom was previously serving as the Soros Parties second designee to the Board.

We have agreed in the Securities Purchase Agreement to indemnify each Purchaser, its directors, officers, stockholders, members, partners, employees and agents as well as the Existing Stockholder’s control persons (within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 20 of the Exchange Act), and their directors, officers, stockholders, agents, members, partners or employees from any losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arising from or relating to any of the representations, warranties, covenants or agreements made by us in the Securities Purchase Agreement, the Voting Agreement, the Amended and Restated Registration Rights Agreement and the other agreements entered into in connection therewith (the “Transaction Documents”), except to the extent that any such losses, liabilities, obligations, claims, contingencies, damages, costs or expenses are attributable to such Purchaser’s breach of any of the representations, warranties, covenants or agreements made by it in any of the Transaction Documents.

In addition, we have agreed in the Amended and Restated Registration Rights Agreement to indemnify the Existing Stockholders against certain liabilities arising from any alleged material omission or untrue statement contained in a registration statement required to be filed by us thereunder.  This indemnification obligation will not apply to the extent any such liabilities arise from an alleged untrue statement or omission which is based upon written information regarding, and provided to us by, any such stockholder for use in such registration statement, in which case the stockholders have each severally agreed to indemnify us in an amount not to exceed the proceeds to each such stockholder in connection with any sale of Common Stock pursuant to such registration statement.

PLAN OF DISTRIBUTION

We are registering the resale of the shares of our Common Stock on behalf of the selling stockholders. As used in this prospectus, the term selling stockholders includes pledgees, assignees, transferees or other successors-in-interest selling shares received from the selling stockholders as pledgors, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of Common Stock. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer. We will not receive any of the proceeds of this offering.

This prospectus covers the selling stockholders’ resale of up to 3,666,665 shares of Common Stock. The shares of our Common Stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders may sell the shares on the Nasdaq Capital Market, any other exchange or market on which the shares of our Common Stock are then traded, or in private sales at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

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•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and a discount relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b) or any other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Each selling stockholder has represented to us that it has not entered into any agreements, understandings or arrangements, directly or indirectly, with any underwriter, broker-dealer or other person regarding the sale or other distribution of the shares of Common Stock to be sold pursuant to this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares to be sold pursuant to this prospectus may not simultaneously engage in market making activities with respect to our Common Stock during certain restricted periods. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

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In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent of a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain of the selling stockholders may be affiliates of a broker-dealer. The selling stockholders have represented to us that they purchased the securities to be resold pursuant to this prospectus in the ordinary course of business and, at the time of the purchase of such securities, had no agreements or understandings, directly or indirectly, with any person to distribute such securities. We are not aware of any plans, arrangements or undertakings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the Common Stock covered by this prospectus by the selling stockholders.

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders. We will pay all costs, fees and expenses incurred in connection with the registration of the securities covered by this prospectus. The selling stockholders will pay all costs, fees and expenses incurred in connection with the sales of the shares covered by the is prospectus, including among other things, sales commissions, brokerage fees and related expenses.

LEGAL MATTERS

Dechert LLP, New York, New York, will pass upon the validity of the issuance of the Common Stock offered by this prospectus as our counsel.

EXPERTS

The financial statements and schedule of Bluefly, Inc. as of and for the years ended December 31, 2010 and 2009 are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by WeiserMazars LLP, independent registered public accounting firm, and are incorporated herein in reliance upon the report of WeiserMazars LLP given upon their authority as experts in accounting and auditing.

The statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2008 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information.  The information incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of any offering made under this prospectus and accompanying prospectus:

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•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q filed on May 10, 2011, August 12, 2011 (as amended on August 26, 2011), and November 10, 2011;

•	Our Current Reports on Form 8-K filed on January 10, 2011, April 8, 2011, May 20, 2011, June 1, 2011, June 22, 2011, September 9, 2011, November 10, 2011, and February 2, 2012; and

•	the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on April 22, 1997, including any amendments or reports filed for the purpose of updating such description.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to:

Bluefly, Inc.

42 West 39th Street, 9th Floor

New York, NY 10018

ATTN: Investor Relations

(212) 944-8000

In addition, you may access these filings on our Web site at www.bluefly.com.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549 may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically. In addition, we maintain an Internet website that contains information about us, including our SEC filings, at www.bluefly.com. The information contained on our website does not constitute a part of this prospectus.

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3,666,665 Shares of

Common Stock

Bluefly, Inc.

Prospectus

February 6, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following fees and expenses will be paid by us in connection with the issuance and distribution of the shares of Common Stock covered by this registration statement and do not include underwriting commissions and discounts. All such expenses, except for the SEC registration fee, are estimated.

SEC registration fee(1)	$941
Accounting fees and expenses	20,000
Legal fees and expenses	93,000
Miscellaneous	40,000
Total	$153,941

(1)	Previously paid.

Item 15. Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

In addition, we have entered into indemnification agreements with each of our directors that provide them with indemnification rights in addition to those provided under our certificate of incorporation and bylaws. These agreements provide for indemnification by us to the full extent permitted under Delaware law and set forth the procedures under which indemnification and advancement of expenses will be provided to indemnitees.

We generally maintain insurance, at our expense, to protect our directors, officers, employees or agents against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware law.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

4.1	Amended and Restated Registration Rights Agreement, dated as of September 7, 2011, among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments, LLC, Maverick Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd., Prentice Consumer Partners, LP, and Rho Ventures VI, LP. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on September 9, 2011).

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4.2

Amended and Restated Voting Agreement, dated as of December 21, 2009, among Bluefly, Inc., Quantum Industrial Partners LDC, SFM Domestic Investments, LLC, Maverick Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd., Prentice Consumer Partners, LP and Rho Ventures VI, LP (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on December 24, 2009).

5.1	Opinion of Dechert LLP (Incorporated by reference as filed on Form S-3 by the Company with the Commission on November 19, 2011).
23.1	Consent of WeiserMazars LLP (Incorporated by reference as filed on Amendment No. 1 to Form S-3 by the Company with the Commission on January 13, 2012).
23.2	Consent of PricewaterhouseCoopers LLP (Incorporated by reference as filed on Amendment No. 1 to Form S-3 by the Company with the Commission on January 13, 2012).
23.3	Consent of Dechert LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on signature page of the Registration Statement).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 6, 2012.

BLUEFLY, INC.

By	/s/ Joseph C. Park
Joseph C. Park
Chief Executive Officer
(principal executive officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Park and Kara Jenny, and each of them individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ David Wassong*
David Wassong	Interim Chairman of the Board	February 6, 2012

/s/ Joseph C. Park
Joseph C. Park	Chief Executive Officer (Principal Executive Officer) Director	February 6, 2012

/s/ Kara B. Jenny
Kara B. Jenny	Chief Financial Officer (Principal Accounting Officer)	February 6, 2012

/s/ Mario Ciampi*
Mario Ciampi	Director	February 6, 2012

/s/ Michael Helfand*
Michael Helfand	Director	February 6, 2012

/s/ David Janke*
David Janke	Director	February 6, 2012

/s/ Habib Kairouz*
Habib Kairouz	Director	February 6, 2012

/s/ Martin Miller*
Martin Miller	Director	February 6, 2012

/s/ Anthony Plesner*
Anthony Plesner	Director	February 6, 2012

/s/ Andrew Russell*
Andrew Russell	Director	February 6, 2012

/s/ Denise Seegal*
Denise Seegal	Director	February 6, 2012

* By:	/s/ Kara B. Jenny
Kara B. Jenny As Attorney in Fact.